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                                                                   EXHIBIT 23(c)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-000000) and related Prospectus of The Valspar Corporation and to the incorporation by reference therein of our report dated January 12, 2001, with respect to the consolidated financial statements of Lilly Industries, Inc., included in The Valspar Corporation's Report on Form 8-KA dated February 9, 2001, as of November 30, 2000 and 1999 and for each of the three years in the period ended November 30, 2000, filed with the Securities and Exchange Commission.


                                                     /s/  Ernst & Young LLP


Indianapolis, Indiana
March 6, 2001